Exhibit 10.1

SETTLEMENT AGREEMENT

Lake Ozark Construction Industries, Inc. (“LOCI”), Everett Holding Company, Inc. (“Everett”), and Golf Trust of America, L.P. (“Golf Trust”) enter into this Settlement Agreement (“Agreement”) as of September 5, 2008.  In addition to the issues addressed in this Agreement, Golf Trust, LOCI, and Everett warrant that they are not aware of any current claims they or others may have against each other, and each of them agrees to release the other from any claims whether known or unknown at this time.

1.                                       Golf Trust, in consideration of LOCI’s and Everett’s agreements set forth in paragraph 2 below, agrees as follows:

(a)                                  Golf Trust shall pay or cause to be paid to LOCI and Everett $140,000.00.

(b)                                 Golf Trust shall, not later than ten days after receipt of written proof of both the dismissal referred to in subparagraph 2(a) below and the acknowledgment referred to in subparagraph 2(b) below, dismiss with prejudice Golf Trust’s Cross-Claim in the case pending in Circuit Court of Miller County, Missouri, styled and numbered Lake Ozark Construction Industries, Inc. and Everett Holding Company, Inc. v. Osage Land Company, L.L.C., et al, Case No. CV599-366CC (“Case No. CV599-366CC”), each party to bear its own costs and attorney fees.

2.                                       LOCI and Everett, in consideration of Golf Trust’s agreements set forth in paragraph 1 above, agree as follows:

(a)                                  LOCI and Everett shall, not later than ten days after receipt of the payment provided for in subparagraph 1(a) above, dismiss with prejudice all counts of LOCI’s and Everett’s Third Amended Petition in Case No. CV599-366CC, each party to bear its own costs and attorney fees.

(b)                                 LOCI and Everett shall, not later than ten days after receipt of the payment provided for in subparagraph 1(a) above, file with the Clerk of the Circuit Court of Miller County, Missouri, and acknowledgment of complete satisfaction, in accordance with RSMo 429.120, of the mechanic’s lien in the principal amount of $1,276,122.58 that LOCI and Everett filed on May 27, 1999, with the Clerk of the Circuit Court of Miller County.

3.                                       LOCI, Everett, and Golf Trust agree that no promise or agreement not expressed in this Agreement has been made, that this Agreement is not executed in reliance upon any statement or representation made by LOCI, Everett, or Golf Trust or any representative or agent of any of them concerning any thing or matter, and that the terms of this Agreement are contractual and not mere recitals and are binding upon LOCI, Everett, and Golf Trust and their successors and assigns.

4.                                       This Agreement may be executed in any one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

Lake Ozark Construction Company, Inc.

/s/ Eldon Eikenbary
By:	Eldon Eikenbary
Title:	Assistant Secretary

Everett Holding Company, Inc.

/s/ Eldon Eikenbary
By:	Eldon Eikenbary
Title:	Assistant Secretary

Golf Trust of America, L.P.

/s/ Michael C. Pearce
By:	Michael C. Pearce
Title:	President and Chief Executive Officer